UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 __________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Square, Suite 2550 Memphis, Tennessee		38103
(Address of principal executive offices)		(Zip Code)

(901) 522-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director for Any Reason Other than Disagreement with the Company.

On December 20, 2013, James K. Malernee, Jr., PhD notified MRI Interventions, Inc. (the “Company”) of his decision to resign as a member of the Company’s Board of Directors (the “Board”) effective as of December 31, 2013. Dr. Malernee also serves as a member of the Board’s Audit Committee and Corporate Governance and Nominating Committee. Having served as a director of the Company since March 2010, Dr. Malernee elected to step down from the Board simply to give a new director candidate, Maria Sainz, who has extensive management and operations experience in the medical device industry, the opportunity to serve as a member of the Board. Accordingly, Dr. Malernee’s resignation was not the result of any disagreement with the Company, its management or its operations, policies or practices.

In recognition of the contributions made by Dr. Malernee as a director of the Company, the Board’s Compensation Committee accelerated the vesting of two stock options previously awarded to Dr. Malernee, an option to purchase 45,000 shares awarded to Dr. Malernee on April 13, 2012 under the Company’s 2012 Incentive Compensation Plan, and an option to purchase 20,000 shares awarded to Dr. Malernee on June 14, 2013 under the Company’s 2013 Incentive Compensation Plan. For those two stock option awards, as well as the options to purchase an aggregate of 50,000 shares that were awarded to Dr. Malernee on December 13, 2013 under the Company’s 2010 Non-Qualified Stock Option Plan, the Compensation Committee also extended the option exercise period through December 31, 2015.

(d)	Election of New Director.

On December 23, 2013, the Board, with the recommendation of the Corporate Governance and Nominating Committee, elected Maria Sainz to serve as a director of the Company, effective as of January 1, 2014, until the 2014 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier death, resignation, disqualification or removal.

Ms. Sainz has over 20 years of experience in the medical device industry having held commercial and general management positions both in the United States and Europe. Since April 2012, Ms. Sainz has served as President and Chief Executive Officer of CardioKinetix, Inc., a privately-held medical device company based in Menlo Park, California that is pioneering a catheter-based treatment for heart failure. Beginning in April 2008, she served as President and Chief Executive Officer of Concentric Medical, Inc., a privately-held medical device company focused on developing endovascular devices for revascularizing stroke patients. Ms. Sainz held that position until October 2011, when Concentric Medical was acquired by Stryker Corporation, at which time she was named General Manager of the Stryker Neurovascular business unit, a position she held until April 2012. Prior to Concentric Medical, as an advisor to Boston Scientific Corporation’s Chief Operating Officer, Ms. Sainz led integration activities following Boston Scientific’s acquisition of Guidant Corporation. From February 2003 through June 2006, she served as President of Guidant Corporation’s Cardiac Surgery Division, during which time she successfully grew the multi-therapy division’s revenue from $90 million to $176 million. Prior to that, from January 2001 through February 2003, Ms. Sainz served as Vice President, Global Marketing for the Vascular Intervention Division of Guidant Corporation, where she was responsible for worldwide new product and market development activities. Ms. Sainz currently serves as a director of The Spectranetics Corporation and Orthofix International N.V., both publicly-traded medical device companies, as well as a director of CardioKinetix, Inc.

In accordance with the Company’s Non-Employee Director Compensation Plan (the “Director Compensation Plan”), Ms. Sainz will be entitled to receive a $15,000 annual retainer for service as a Board member, a $1,000 fee per Board meeting attended in person and a $500 fee per Board meeting attended via telephone. Additionally, Ms. Sainz will receive a supplemental annual retainer in the event she is appointed to serve as a member of a committee of the Board.

In connection with her election to the Board and pursuant to the terms of the Director Compensation Plan, Ms. Sainz will be granted an option purchase 45,000 shares of the Company’s common stock. The shares subject to such stock option will vest in equal annual installments over three years. In addition, pursuant to the Director Compensation Plan, on the day following each annual meeting of stockholders in which she is elected or is then serving as a director, Ms. Sainz will receive an option to purchase 20,000 shares of the Company’s common stock. Such stock options will vest on the earlier of the first anniversary of the grant date or the day immediately preceding the next annual meeting of stockholders.

The Company will also enter into its standard form of indemnification agreement with Ms. Sainz (the “Indemnification Agreement”), upon the effectiveness of her election to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Ms. Sainz, under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company, any subsidiary of the Company or any other company or enterprise to which she provides services at the Company’s request. The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Sainz and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Sainz and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Sainz and the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are filed pursuant to Item 9.01:

Exhibit No.	Description

10.1

Form of Indemnification Agreement, previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and incorporated herein by reference

10.2	Non-Employee Director Compensation Plan, previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, as originally filed on June 14, 2013, and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar L. Thomas
Oscar L. Thomas
Vice President, Business Affairs

Date: December 26, 2013